Exhibit 99.1

FirstEnergy Corp.                    For Release: November 4, 2016
76 South Main Street
Akron, Ohio 44308
www.firstenergycorp.com

News Media Contact:                Investor Contact:
Tricia Ingraham                    Irene Prezelj
(330) 384-5247                    (330) 384-3859

FirstEnergy Announces Third Quarter Financial Results
Raises and Narrows 2016 Non-GAAP Operating Earnings Guidance

AKRON, Ohio - FirstEnergy Corp. (NYSE: FE) today reported third quarter 2016 GAAP earnings of $380 million, or $0.89 per basic and diluted share of common stock, on revenue of $3.9 billion. Operating (non-GAAP) earnings* for the third quarter of 2016 were $0.90 per basic share of common stock.

These results compare to third quarter of 2015 GAAP earnings of $395 million, or $0.94 per basic share of common stock ($0.93 diluted), on revenue of $4.1 billion. Operating (non-GAAP) earnings for the third quarter of 2015 were $0.98 per basic share of common stock.

“Our results for the third quarter exceeded our expectations due to the impact of record summer temperatures on our distribution business, as well as solid operations across each of our business segments,” said Charles E. Jones, FirstEnergy president and chief executive officer. “We also continue to make solid progress on our regulated growth strategies that are designed to provide predictable and customer-service oriented growth.”

FirstEnergy reported that it expects a GAAP loss of $(1.30) to $(0.90) per basic share for the full year of 2016, from its previous range of $(0.75) to $(0.55) per basic share. The loss primarily reflects asset impairment and plant exit costs recognized in the second quarter and an estimated charge of $0.45 to $0.75 per basic share associated with the company’s annual pension and OPEB mark-to-market adjustment.

The company also raised and narrowed its operating (non-GAAP) earnings guidance for the full year of 2016 to $2.60 to $2.70 per basic share, from the previous range of $2.40 to $2.60 per basic share. This estimate includes up to $500 million of additional equity anticipated by year end.

In FirstEnergy’s Regulated Distribution business, warmer summer temperatures drove an increase in third quarter 2016 earnings, offsetting higher pension and OPEB expenses and higher general taxes.

The record-high temperatures contributed to a nearly 7 percent increase in total distribution deliveries compared to the third quarter of 2015. Residential deliveries increased nearly 13 percent, while commercial deliveries rose by nearly 5 percent. Sales to industrial customers increased more than 2 percent compared to the third quarter of 2015 as a result of increased demand in several key sectors.

In the company’s Regulated Transmission business, third quarter earnings increased as a result of continued investments in ATSI and TrAIL as part of FirstEnergy’s Energizing the Future transmission program.

In the Competitive Energy Services segment, third quarter commodity margin decreased compared to the prior year period due to lower contract sales volume, consistent with the company’s expectations, and lower capacity revenues reflecting lower capacity prices that went into effect in June 2016. Lower capacity expense and purchased power costs, as well as lower fuel costs, transmission costs and higher wholesale sales, benefited commodity margin. Partially offsetting the decline in commodity margin were lower expenses and higher investment income in the third quarter of 2016 as compared to the prior-year period.

The company’s third quarter 2016 earnings were also impacted by a higher consolidated effective income tax rate.

On a GAAP basis, FirstEnergy reported a net loss of $(381) million for the first nine months of 2016, or $(0.90) per basic and diluted share of common stock on revenue of $11.2 billion. This compares to earnings of $804 million for the first nine months of 2015, or $1.91 per basic share of common stock, $1.90 on a diluted basis, on revenue of $11.5 billion. Operating (non-GAAP) earnings were $2.25 per basic share of common stock in the first nine months of 2016, and $2.13 per basic share of common stock for the same period in 2015.

Results for the first nine months of 2016 decreased as a result of the second quarter asset impairment and plant exit costs in the company’s competitive business, as well as higher benefit expenses, depreciation and taxes compared to the same period of 2015. These factors offset stronger year-to-date results in the Regulated Distribution business primarily related to rate cases approved in 2015, the impact of a higher rate base and forward-looking rate structure in the Regulated Transmission business, improved commodity margin in the Competitive Energy Services business and lower operating expenses.

Consolidated GAAP EPS to Operating (Non-GAAP) EPS* Reconciliation

	Third Quarter		Year-To-Date		Estimate
	2016	2015	2016	2015	Full Year 2016
Basic Earnings (Loss) Per Share (GAAP)	$0.89	$0.94	$(0.90)	$1.91	$(1.30) - $(0.90)
Excluding Special Items*:
Regulatory charges	0.02	0.01	0.12	0.05	0.13
Trust securities impairment	—	0.07	0.02	0.11	0.02
Merger accounting - commodity contracts	0.01	0.02	0.04	0.05	0.05
Asset impairment/Plant exit costs	—	—	2.99	0.04	2.97
Mark-to-market adjustments
Pension/OPEB actuarial assumptions[1]	—	—	—	—	0.45 - 0.75
Other	(0.02)	(0.09)	(0.02)	(0.10)	(0.02)
Impact of non-core asset sales/impairments	—	0.02	—	0.05	—
Retail repositioning charges	—	0.01	—	0.02	—
Total Special Items*	0.01	0.04	3.15	0.22	3.60 - 3.90

Basic EPS - Operating (Non-GAAP)	$0.90	$0.98	$2.25	$2.13	$2.60 - $2.70

[1]Based on current discount rates ranging from 4.00% - 3.75% for Pension plans and 3.75% - 3.50% for OPEB plans and actual gains on plan assets through September 30, 2016 of 11%.

* Per share amounts for the special items above are based on the after-tax effect of each item, divided by the weighted average basic shares outstanding and includes the estimated dilutive impact of additional common stock in the fourth quarter of 2016. The current and deferred income tax effect was calculated by applying the subsidiaries’ statutory tax rate to the pre-tax amount with the exception of Asset impairment/Plant exit costs that included an impairment of goodwill, of which $433 million of the $800 million pre-tax impairment was non-deductible for tax purposes, and valuation allowances against state and local NOL carryforwards of $159 million. With the exception of these items included in Asset impairment/Plant exit costs, the income tax rates range from 35% to 42%.

Non-GAAP financial measures
*Operating earnings exclude special items as described herein, and is a non-GAAP financial measure. Management uses operating earnings and operating earnings by segment to evaluate the company’s performance and manage its operations and frequently references these non-GAAP financial measures in its decision making, using them to facilitate historical and ongoing performance comparisons. Management believes that the non-GAAP financial measure of “operating earnings” provides a consistent and comparable measure of performance of its business to help shareholders understand performance trends. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). This non-GAAP financial measure is intended to complement, and is not considered as an alternative to, the most directly comparable GAAP financial measure. Also, this non-GAAP financial measure may not be comparable to similarly titled measures used by other entities. Per share amounts for the special items above are based on the after-tax effect of each item divided by the weighted average shares outstanding for the period.

Consolidated Report and Teleconference
FirstEnergy’s Consolidated Report to the Financial Community, which provides highlights on company developments and financial results for the third quarter and first nine months of the year, is posted on the company’s Investor Information website - www.firstenergycorp.com/ir. To access the report, click on Third Quarter 2016 Consolidated Report to the Financial Community. Slides associated with the third quarter earnings call are also posted to the website.

The company invites investors, customers and other interested parties to listen to a live internet webcast of its teleconference for financial analysts at 10:00 a.m. EDT today. FirstEnergy management will present an overview of the company’s financial results and discuss earnings guidance, followed by a question-and-answer session. The teleconference can be accessed on the company’s website by selecting the Q3 2016 Earnings Conference Call link. The webcast will be archived on the website for up to one year.

FirstEnergy is dedicated to safety, reliability and operational excellence. Its 10 electric distribution companies form one of the nation's largest investor-owned electric systems, serving customers in Ohio, Pennsylvania, New Jersey, West Virginia, Maryland and New York. Its generation subsidiaries control nearly 17,000 megawatts of capacity from a diversified mix of scrubbed coal, non-emitting nuclear, natural gas, hydro and other renewables. Visit FirstEnergy online at www.firstenergycorp.com. Follow FirstEnergy on Twitter @FirstEnergyCorp.

Forward-Looking Statements: This news release includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the speed and nature of increased competition in the electric utility industry, in general, and the retail sales market in particular; the ability to experience growth in the Regulated Distribution and Regulated Transmission segments; the accomplishment of our regulatory and operational goals in connection with our transmission investment plan, including, but not limited to, the proposed transmission asset transfer to Mid-Atlantic Interstate Transmission, LLC, and the effectiveness of our strategy to reflect a more regulated business profile; changes in assumptions regarding economic conditions within our territories, assessment of the reliability of our transmission system, or the availability of capital or other resources supporting identified transmission investment opportunities; the impact of the regulatory process and resulting outcomes on the matters at the federal level and in the various states in which we do business including, but not limited to, matters related to rates and the Electric Security Plan IV; the impact of the federal regulatory process on Federal Energy Regulatory Commission (FERC)-regulated entities and transactions, in particular FERC regulation of wholesale energy and capacity markets, including PJM Interconnection, L.L.C. (PJM) markets and FERC-jurisdictional wholesale transactions; FERC regulation of cost-of-service rates, including FERC Opinion No. 531's revised Return on Equity methodology for FERC-jurisdictional wholesale generation and transmission utility service; and FERC’s compliance and enforcement activity, including compliance and enforcement activity related to North American Electric Reliability Corporation’s mandatory reliability standards; the uncertainties of various cost recovery and cost allocation issues resulting from American Transmission Systems, Incorporated's realignment into PJM; economic or weather conditions affecting future sales and margins such as a polar vortex or other significant weather events, and all associated regulatory events or actions; changing energy, capacity and commodity market prices including, but not limited to, coal, natural gas and oil prices, and their availability and impact on margins and asset valuations, including without limitation impairments thereon; the risks and uncertainties at the Competitive Energy Services (CES) segment, including FirstEnergy Solutions Corp. and its subsidiaries and FirstEnergy Nuclear Operating Company, related to continued depressed wholesale energy and capacity markets, and the viability and/or success of strategic business alternatives, such as potential CES generating unit asset sales, the potential conversion of the remaining generation fleet from competitive operations to a regulated or regulated-like construct or the potential need to deactivate additional generating units; the continued ability of our regulated utilities to recover their costs; costs being higher than anticipated and the success of our policies to control costs and to mitigate low energy, capacity and market prices; other legislative and regulatory changes, and revised environmental requirements, including, but not limited to, the effects of the United States Environmental Protection Agency’s Clean Power Plan, Coal Combustion Residuals regulations, Cross-State Air Pollution Rule and Mercury and Air Toxics Standards programs, including our estimated costs of compliance, Clean Water Act (CWA) waste water effluent limitations for power plants, and CWA 316(b) water intake regulation; the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including New Source Review litigation, or potential regulatory initiatives or rulemakings (including that such initiatives or rulemakings could result in our decision to deactivate or idle certain generating units); the uncertainties associated with the deactivation of older regulated and competitive units, including the impact on vendor commitments, such as long-term fuel and transportation agreements, and as it relates to the reliability of the transmission grid, the timing thereof; the impact of other future changes to the operational status or availability of our generating units and any capacity performance charges associated with unit unavailability; adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to, the revocation or non-renewal of necessary licenses, approvals or operating permits by the Nuclear Regulatory Commission or as a result of the incident at Japan's Fukushima Daiichi Nuclear Plant); issues arising from the indications of cracking in the shield building at Davis-Besse; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings, including, but not limited to, any such proceedings related to vendor commitments, such as long-term fuel and transportation agreements; the impact of labor disruptions by our unionized workforce; replacement power costs being higher than anticipated or not fully hedged; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; changes in customers' demand for power, including, but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, the ability to continue to reduce costs and to successfully execute our financial plans designed to improve our credit metrics and strengthen our balance sheet through, among other actions, our cash flow improvement plan and other proposed capital raising initiatives; our ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins; changing market conditions that could affect the measurement of certain liabilities and the value of assets held in our Nuclear Decommissioning Trusts, pension trusts and other trust funds, and cause us and/or our subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated; the impact of changes to significant accounting policies; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries; further actions that may be taken by credit rating agencies that could negatively affect us and/or our subsidiaries' access to financing, increase the costs thereof, increase requirements to post additional collateral to support, or accelerate payments under outstanding commodity positions, letters of credit and other financial guarantees, and the impact of these events on the financial condition and liquidity of FirstEnergy and/or its subsidiaries, specifically the subsidiaries within the CES segment; the risks and uncertainties surrounding FirstEnergy's need to obtain waivers from its bank group under FirstEnergy's credit facilities caused by a debt to total capitalization ratio in excess of 65% resulting from impairment charges or other events at CES; changes in national and regional economic conditions affecting us, our subsidiaries and/or our major industrial and commercial customers, and other counterparties with which we do business, including fuel suppliers; the impact of any changes in tax laws or regulations or adverse tax audit results or rulings; issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business; the risks associated with cyber-attacks and other disruptions to our information technology system that may compromise our generation, transmission and/or distribution services and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information regarding our business, employees, shareholders, customers, suppliers, business partners and other individuals in our data centers and on our networks; and the risks and other factors discussed from time to time in our United States Securities and Exchange Commission (SEC) filings, and other similar factors. Dividends declared from time to time on FirstEnergy Corp.'s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.'s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. The foregoing factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in our filings with the SEC, including but not limited to the most recent Annual

Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

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